Exhibit 5.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, D.C. 20037 O +1 202 457 6000 F +1 202 457 6315 squirepattonboggs.com

June 20, 2024

The Board of Directors
NovaBay Pharmaceuticals, Inc.
2000 Powell Street, Suite 1150
Emeryville, CA 94608

Re:         Registration Statement on Form S-1

Dear Ladies and Gentlemen:

We have acted as counsel to NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 20, 2024. The Registration Statement relates to the registration for resale from time to time, on a delayed or continuous basis, by the selling stockholders named therein (the “Selling Stockholders”) and as provided in the Registration Statement, of up to 298,355 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon the (i) exercise of the Company’s outstanding Series C warrants to purchase Common Stock (the “Series C Warrants”), (ii) exercise of the Company’s outstanding Series D warrant to purchase shares of Common Stock (the “Series D Warrant”), (iii) the exercise of the Company’s outstanding Series E warrants to purchase shares of Common Stock (the “Series E Warrants” and together with the Series C Warrants and Series D Warrant, the “Warrants”), and (iv) conversion of the Company’s Unsecured Convertible Notes due March 25, 2026 (the “Unsecured Convertible Notes) into shares of Common Stock. The Series C Warrants were originally sold to accredited investors in a private placement that was consummated on December 21, 2023 (the “2023 Warrant Reprice Transaction”), pursuant to letter agreements of the same date, by and between the Company and each of the Selling Stockholders (the “2023 Letter Agreements”). The Series D Warrant and the Unsecured Convertible Notes were each originally issued in a private placement that was consummated on March 25, 2024, in connection with closing of the sale of the Company’s former wholly-owned subsidiary, DERMAdoctor, LLC, and the execution by the Selling Stockholders of (i) the First Amendment to the Security Agreement, dated March 24, 2024 (the “Security Agreement Amendment”) and (ii) the Consent and Release, dated March 24, 2024 (the “Subsidiary Guarantee Consent”). The Series E Warrants were originally sold to accredited investors in a private placement that was consummated on June 17, 2024 (the “2024 Warrant Reprice Transaction”), pursuant to letter agreements of the same date, by and between the Company and each of the Selling Stockholders (the “2024 Letter Agreements”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined and relied upon originals or copies certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates, records and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including (i) the Registration Statement, (ii) the 2023 Letter Agreements, (iii) the Warrants, (iv) the Company’s Original Discount Senior Secured Convertible Debentures due November 1, 2024, (v) the Security Agreement, dated April 27, 2023, (vi) the Security Agreement Amendment, (vii) the Subsidiary Guarantee, dated April 27, 2023, (viii) the Subsidiary Guarantee Consent, (ix) the 2024 Letter Agreements, (x) the Unsecured Convertible Notes ((ii) through (x) collectively, the “Transaction Documents”) and (xii) certain minutes and unanimous written consents of the board of directors of the Company and a certificate of the Secretary of the Company with respect to the approval of certain resolutions by the board of directors of the Company (collectively, the “Resolutions”). In addition, we have also reviewed and investigated such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

The Board of Directors June 20, 2024	Squire Patton Boggs (US) LLP

In rendering our opinion set forth below, we have assumed without independent investigation or verification: (i) the authenticity and completeness of all agreements, instruments, corporate records, certificates, questionnaires and other documents submitted to us as originals; (ii) the genuineness of all signatures; (iii) the conformity to authentic originals of all agreements, instruments, corporate records, certificates, questionnaires and other documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and entities (other than the Company) executing all agreements, instruments, corporate records, certificates, questionnaires and other documents submitted to us. We have also assumed, with respect to all parties to the Transaction Documents, records, certificates, questionnaires, documents and instruments relevant hereto, other than the Company, that: (1) such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform all obligations pursuant to such agreements, records, certificates, questionnaires, documents or instruments; (2) such agreements, records, certificates, questionnaires, documents or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties; (3) such agreements, records, certificates, questionnaires, documents or instruments are the valid, binding and enforceable obligations of such parties; (4) the Selling Stockholders properly exercise their Warrants into Common Stock; (5) the Selling Stockholders properly convert their Unsecured Convertible Notes into Common Stock; and (6) none of the agreements, corporate records, certificates, questionnaires, documents or instruments we reviewed and that were submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing. Additionally, we have assumed that the Shares issuable upon conversion or exercise, as the case may be, of the Warrants and the Unsecured Convertible Notes, will continue to be validly authorized on the dates the Shares are issued upon conversion or exercise, as the case may be, and that the Company will continue to reserve and have available the requisite number of shares of Common Stock upon proper conversion or exercise, as the case may be, of the Warrants and Unsecured Convertible Notes. As to all questions of fact material to our opinion expressed herein, and as to materiality of any fact or other matter referred to herein, we have relied upon, and have made no independent investigation of, representations and certificates of officers and representatives of the Company and the information provided by the Selling Stockholders and of public officials.

Based on and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company, and when issued and delivered upon (i) exercise of the Series C Warrants in the manner contemplated by the Series C Warrants, the 2023 Letter Agreements and the Resolutions, will be validly issued, fully paid and non-assessable, (ii) exercise of the Series D Warrants in the manner contemplated by the Series D Warrants, the Security Agreement Amendment and the Resolutions, will be validly issued, fully paid and non-assessable, (iii) the conversion of the Unsecured Convertible Notes in the manner contemplated by the Unsecured Convertible Notes, the Security Agreement Amendment and the Resolutions, will be validly issued, fully paid and non-assessable, and (iv) exercise of the Series E Warrants in the manner contemplated by the Series E Warrants, the 2024 Letter Agreements and the Resolutions, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Delaware that are relevant to the subject matter of the opinion, and given on the basis of the law and the facts existing as of the date hereof. We do not express any opinion herein concerning the laws of any other state, country or jurisdiction. We express no opinion as to (i) compliance with any federal or state securities laws, including the securities laws of the State of Delaware, or (ii) the securities laws of any other country or jurisdiction. Our opinion is based on applicable constitutions, statutes, regulations and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule, judicial decision, governmental policy or otherwise which may be enacted or adopted after the date hereof, or if we become aware of any fact or circumstance that might change any opinion after the date hereof. Accordingly, we assume no obligation to revise, update or supplement the opinion rendered herein should any such changes occur after the date hereof or to advise you of any such changes.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Squire Patton Boggs (US) LLP Squire Patton Boggs (US) LLP